UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2024

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2024, Burlington Coat Factory Warehouse Corporation (the “Company”), an indirect wholly-owned subsidiary of Burlington Stores, Inc., entered into Amendment No. 11 (the “Amendment”) to the Credit Agreement dated as of February 24, 2011 (as amended by that certain Amendment No. 1 dated as of May 16, 2012, as further amended by that certain Amendment No. 2 dated as of February 15, 2013, as further amended by that certain Amendment No. 3 dated as of May 17, 2013, as further amended by that certain Amendment No. 4 dated as of August 13, 2014, as further amended by that certain Amendment No. 5 dated as of July 29, 2016, as further amended by that certain Amendment No. 6 dated as of November 17, 2017, as further amended by that certain Amendment No. 7 dated as of November 2, 2018, as further amended by that certain Amendment No. 8 dated as of February 26, 2020, and as further amended by that certain Amendment No. 9 dated as of June 24, 2021, and as further amended by that certain Amendment No. 10 dated as of May 11, 2023, the “Term Loan Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and facility guarantors party thereto. JPMorgan Chase Bank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, and Wells Fargo Securities, LLC, acted as joint lead arrangers and joint bookrunners for the Amendment.

The parties entered into the Amendment in order to, among other things, (i) refinance the outstanding $933 million principal amount of term B-6 loans with term B-7 loans in an aggregate principal amount of $1,250 million, which includes incremental term loans in an aggregate principal amount of $317 million, (ii) extend the maturity date from June 24, 2028 to September 24, 2031, and (iii) reduce the interest rate margins applicable to the Company’s term loan facility from 1.00% to 0.75%, in the case of prime rate loans, and from 2.00% to 1.75%, in the case of SOFR loans, with a 0.00% SOFR floor, and removing the SOFR adjustment. The term B-7 loans were issued with an original issue discount of 99.5.

The foregoing description of the Amendment is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 with respect to the Amendment is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment No. 11, dated as of September 24, 2021, to the Credit Agreement dated as of February 24, 2011 (as amended), by and among Burlington Coat Factory Warehouse Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and facility guarantors party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick Group Senior Vice President of Investor Relations and Treasurer

Date: September 26, 2024